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                                  EXHIBIT 23.1

                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS



To:  TheStreet.com, Inc.

As independent public accountants, we hereby consent to the use of our reports (and to all references to our Firm) included in or made a part of this Registration Statement.

                                          /s/ Arthur Andersen LLP

                                          Arthur Andersen LLP


New York, New York
February 12, 2001